Exhibit 3.1
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
FORESTAR GROUP INC.
WITH AND INTO
FORESTAR REAL ESTATE GROUP INC.
     Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Forestar Real Estate Group Inc., a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of Forestar Group Inc., a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation under the name of Forestar Group Inc.:
     FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is incorporated pursuant to the DGCL.
     SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.
     THIRD: The Board of Directors of the Company, by the following resolutions, duly determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:
     “WHEREAS, it is deemed desirable and I the best interests of the Company to effect a name change of the Company from “Forestar Real Estate Group Inc.” to “Forestar Group Inc.” (the “Name Change”);
     WHEREAS, the Name Change would be effected by the Company forming a new wholly-owned subsidiary with the name “Forestar Group Inc.” (the “Merger Sub”), merging (the “Merger”) the Merger Sub with and into the company, with the Company being the surviving corporation in the Merger, and effecting the Name Change in connection with the Merger in accordance with Section 253 of the Delaware General Corporation Law (the “DGCL”);
     RESOLVED, that the Name Change be, and it hereby is, authorized, adopted and approved;
     RESOLVED FURTHER, that the Merger be, and it hereby is, authorized, adopted and approved;
     RESOLVED FURTHER, that the Proper Officers be, and each hereby is, authorized and empowered to form and organize the Merger Sub under the DGCL;
     RESOLVED FURTHER, that the Proper Officers be, and each hereby is, authorized and empowered to prepare and execute, in the name and on behalf of the Company, a Certificate of Ownership and Merger and to file such Certificate of Ownership and Merger with the Secretary of State of Delaware to effect the Name Change and the Merger, all in accordance with the DGCL;

     RESOLVED FURTHER, that the Proper Officers be, and each hereby is, authorized and empowered, in the name and on behalf of the Company, to negotiate, caused to be prepared, execute, deliver and perform an agreements instruments, documents and undertakings, and to take such actions, as may be necessary or desirable to effect or consummate the transactions contemplated by such Certificate of Ownership and Merger, and to provide such notices, obtain such consents, and take such actions as may be necessary or desirable under the agreements, documents, licenses and permits to which the Company is a party or by which the Company is bound, such necessity or desirability to be conclusively evidenced by the execution, delivery or performance thereof by such Proper Officer;
     RESOLVED FURTHER, that amendments to the Amended and Restated Bylaws of the Company, the employee benefit plans of the Company and any other agreements and documents of the Company necessary or desirable to reflect the Name Change be, and they hereby are, authorized, adopted and approved, and the Proper Officers be, and each hereby is, authorized and empowered, in the name and on behalf of the Company, to execute and deliver such amendments.”
     FOURTH: The Company shall be the surviving corporation of the Merger.
     FIFTH: The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:
          “The name of the corporation (hereinafter called the “Corporation”) is Forestar Group Inc.”
     SIXTH: The Merger shall become effective and the effective time of the Merger shall be as of 5:00 p.m. Eastern Standard Time on November 21, 2008.
     IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer on November 12, 2008.

FORESTAR REAL ESTATE GROUP INC.
By:	/s/ David M. Grimm
	Name:	David M. Grimm
	Title:	Chief Administrative Officer, General Counsel and Secretary